UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2021

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2021, Westlake Chemical Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of $300,000,000 aggregate principal amount of its 0.875% senior notes due 2024, $350,000,000 aggregate principal amount of its 2.875% senior notes due 2041, $600,000,000 aggregate principal amount of its 3.125% senior notes due 2051 and $450,000,000 aggregate principal amount of its 3.375% senior notes due 2061 (collectively, the “Notes”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-234573), as amended. The Offering is expected to close on August 19, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company expects to receive net proceeds (after deducting underwriting discounts and commissions, but before paying offering expenses payable by the Company) from the Offering of approximately $1.65 billion. As described in the preliminary prospectus supplement filed in connection with the Offering, the Company intends to use the net proceeds from the Offering to fund a portion of the purchase price of its pending acquisitions (the “Acquisitions”) of 100% of the issued and outstanding equity interests of (i) certain subsidiaries of Boral Industries Inc. engaged in Boral Limited’s North American building products businesses in roofing, siding, trim and shutters, decorative stone and windows for a purchase price of $2.15 billion in cash, subject to certain post-closing adjustments, (ii) Lasco Fittings, Inc. for a purchase price of $252.5 million in cash, subject to certain post-closing adjustments, and (iii) DX Acquisition Corp. for a purchase price of $170.0 million in cash, subject to certain post-closing adjustments, and to pay related fees and expenses. The Offering is not contingent upon the consummation of any of the Acquisitions. However, if the Company does not consummate an Acquisition under specified circumstances, the Company will be required to redeem all of the outstanding Notes of the applicable series at a redemption price equal to 101% of the principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of such redemption.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The statements in this Current Report on Form 8-K that are not historical facts, but forward-looking statements, including the closing of the Offering and the use of proceeds therefrom, could be adversely affected by a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond the Company’s control. The Company’s expectations may or may not be realized or may be based upon assumptions or judgments that prove to be incorrect. For more detailed information about the factors that could cause actual results to differ materially from such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, the preliminary prospectus supplement and accompanying base prospectus relating to the Offering and the Company’s other filings with the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On August 5, 2021, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

On August 5, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified as being incorporated therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Westlake Chemical Corporation and Deutsche Bank Securities Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, for themselves and as representatives of the other underwriters named therein, dated August 5, 2021.

99.1	Press Release, dated August 5, 2021 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

99.2	Press Release, dated August 5, 2021 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

Date: August 6, 2021	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Senior Vice President, General Counsel, Chief Administrative Officer and Secretary